Exhibit 35.1

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HOME LOAN
SERVICES


GS Mortgage Securities Corp.                      Deutsche Bank National Trust
Attn: Principal Finance Group/Christopher         Company as Trustee
M. Gething                                        Attention: Corporate Trust
85 Broad Street                                   1761 East St. Andrews Place
New York, NY 10004                                Santa Ana, CA 92705-4934


GS Mortgage Securities Corp.                      PricewaterhouseCoopers LLP
Attn: Asset Management Group/Senior               Attention: Jonathan Collman
Asset Manager                                     222 Lakeview Avenue, Suite 360
85 Broad Street                                   West Palm Beach, Florida 33401
New York, NY 10004


Re: FFMLT Trust 2007-FFB-SS (the "Trust") Mortgage Pass-Through Certificates, Series 2007-FFB-SS, issued pursuant to section 3.22 of the Pooling and Servicing Agreement, dated as of April 1, 2007 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Home Loan Services, Inc., as servicer ("HLS"), and Deutsche Bank National Trust Company, as trustee and the supplemental interest trustee (the "Trustee")

The undersigned Officer certify the following for the year 2007 ending on December 31, 2007:

      1. The servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement has been so provided;

      2. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and


Loan Services
P.O. Box 1838
Pittsburgh, PA 15230-1838


[LOGO]Merrill Lynch
Home Loan Services is a subsidiary
of Merrill Lynch Bank and Trust Co., FSB                                  [LOGO]

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      3.    All significant deficiencies relating to the Servicer's compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the attestation report or similar procedures, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant and are included in such reports.

Home Loan Services, Inc.,


/s/ Steven A. Baranet
---------------------
Steven A. Baranet
Vice President
February 29, 2008

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